EXHIBIT 21
                                                                      ----------

                           SUBSIDIARIES OF REGISTRANT




                                                                  State of
                                                Percentage      Incorporation
                                                   of                or
         Parent               Subsidiary        Ownership       Organization
         ------               ----------        ---------       ------------
Classic Bancshares, Inc.     Classic Bank         100%            Kentucky